Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of HYDROGEN CORPORATION (the "Company") on Form 10-QSB for the period ending March 31, 2008, (the "Report"), each of the following, John J. Freeh, Chief Executive Officer, Joshua Tosteson, President and Scott Schecter, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirement of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the Company's financial position and results of operations.

Date: May 15, 2008
/s/ John J. Freeh
Chief Executive Officer
Date: May 15, 2008

/s/ Joshua Tosteson
President
Date: May 15, 2008

/s/ Scott Schecter
Principal Financial Officer
Date: May 15, 2008